UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 17, 2007
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(972) 401-0090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of David G. Gallagher as Vice President, Marketing and Sales
On April 17, 2007, CARBO Ceramics Inc. (“CARBO”) appointed David G. Gallagher, 48, as Vice President, Marketing and Sales. Since 1981, Mr. Gallagher had been employed by Schlumberger Oilfield Services in various capacities, including from September 2002 through April 2007, Director of Marketing — Venezuela, Trinidad and Caribbean, and from March 1999 through August 2002, Director of Marketing — US Land.
CARBO has agreed to pay Mr. Gallagher a base annual salary of $204,600. Upon his appointment, CARBO granted Mr. Gallagher 10,000 restricted shares of common stock, which will vest one-third on each of the first, second and third anniversary of his appointment if he is still employed by CARBO on those dates. CARBO has also agreed to pay for the expenses associated with the relocation of Mr. Gallagher and his family from Venezuela to CARBO’s offices in Texas.
Resignation of Chris Wright as Vice President, Business Development
On April 17, 2007, Chris Wright resigned as Vice President, Business Development. He has been named the first CARBO Fellow and will continue to be a key technical advisor to CARBO.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Summary Sheet: 2007 David G. Gallagher Annual Base Salary
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: April 20, 2007
	By:	/s/ Paul G. Vitek
Paul G. Vitek
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary Sheet: 2007 David G. Gallagher Annual Base Salary